EXHIBIT 99.1

Contact:	Neenah Paper, Inc.

Bill McCarthy

Vice President – Financial Analysis and Investor Relations

678-518-3278

Neenah Paper to Further Consolidate Fine Paper Operations

ALPHARETTA, GEORGIA – June 13, 2007 (NYSE:NP) – Neenah Paper today announced plans to permanently close its fine paper mill located in Urbana, Ohio. The mill, with capacity of approximately 39,000 tons per year, was acquired by the company with the purchase of Fox River Paper in March 2007. Operations at the mill will be phased out in an orderly manner over the next twelve months. With the shutdown of the Urbana mill and the previous closure of the Housatonic, Massachusetts mill, the company is maximizing cost efficiencies by shifting fine paper manufacturing to utilize existing available capacity at the company’s other high quality mills.

“This decision follows a thorough analysis of how best to optimize our manufacturing footprint following the Fox River purchase. Closing the Urbana mill allows us further to improve costs and margins and the timeline will ensure we seamlessly continue to serve the needs of our customers,” said Sean Erwin, Chairman and Chief Executive Officer. “We realize this will result in hardship for our employees at Urbana and their local community and will be working to assist them through this difficult transition.”

The company said it expected to incur one-time cash costs of approximately four million dollars for severances and other charges related to the Urbana closure and that savings would be realized through the elimination of fixed costs at the site.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, STARWHITE®, ESSE®, KIMDURA® and MUNISING LP®, Gessner® and varitess®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has paper manufacturing operations in the United States and Germany, and a pulp mill and related timberlands in Nova Scotia, Canada. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar, U.S./Euro and other currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the company to realize anticipated cost savings, and the successful integrations of the former Fox River business and Neenah Germany operations. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.